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                                                                    EXHIBIT 10.9

                              IVC INDUSTRIES, INC.

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           (As amended June 21, 2001)

     1. Purpose. The purpose of the IVC Industries, Inc. Non-Employee Directors' Stock Option Plan (the "Plan") is to provide an incentive to the non-employee directors (the "Non-Employee Directors") of IVC Industries, Inc., a Delaware corporation (the "Company"), in order to encourage them to remain in the service of the company as directors and contribute to the Company's success, by granting them nonqualified stock options ("Options").

     2. ADMINISTRATION. (a) The Plan shall be administered by the Board of Directors.

         (b) It shall be the duty of the Board to administer the Plan in accordance with its terms and provisions. Subject to the express provisions of the Plan, the Board shall have the power and authority to interpret the Plan, the Options and the Option Agreements (as defined herein), to adopt such rules and regulations for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret, amend or revoke any such rules and regulations.

         (c) The Board shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Board.

         (d) All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all persons, including the Non-Employee Directors to whom Options have been granted (the "Optionees"). No member of the Board shall be personally liable for any action, determination or interpretation with respect to the Plan or the Options, made in good faith, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.


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     3. STOCK SUBJECT TO THE PLAN. The stock to be made the subject of any
Option granted hereunder shall be shares of the common stock of the Company, par value $.08 per share (the "Stock"), whether authorized and unissued or treasury stock, and the total number of shares of Stock for which Options may be granted under the Plan shall not exceed, in the aggregate, 125,000 shares, subject to adjustment in accordance with the provisions of Section 11 hereof.

     4. GRANT OF OPTIONS. (a) As of September 1 of each year, each Non-Employee Director shall be granted an Option to purchase 2,000 shares of Stock; provided, however, that, if a Non-Employee Director shall become a Non-Employee Director subsequent to September 1 of such fiscal year, on the first day on which he shall become a Non-Employee Director, he shall be granted an Option to purchase the number of shares of Stock equal to the product of 2,000 and the fraction the numerator of which shall be the number of full months remaining in such fiscal year and the denominator of which shall be 12.

         (b) The Board may grant additional Options, in such amounts and at such times as the Board may determine, to Non-Employee Directors who perform services for the Company.

         (c) Each Option granted to a Non-Employee Director shall be evidenced by a written agreement in such form and containing such provisions not inconsistent with the Plan as the Board shall from time to time approve (the "Option Agreement") and which, in the case of Options granted pursuant to
Section 4(b) hereof, need not be identical in respect of each Optionee.

     5. EXERCISE PRICE. The exercise price (the "Exercise Price") of an Option shall be the fair market value per share of Stock covered by the Option at the time that the Option is granted. For purposes of this Section 5, the fair market value per share of Stock as of a particular date shall mean, unless otherwise determined by the Board, the closing price per share of Stock as reported on the National Association of Securities Dealers Automated Quotation Small-Cap System, for the last preceding date on which a sale was reported.

     6. OPTION PERIOD. Each Option shall expire on such date as shall be determined by the Board, but not later than ten years from the date such Option was granted.

     7. EXERCISE OF OPTIONS. (a) Each Option will be exercisable in accordance with the terms of the Optionee's Option Agreement, as determined in the sole discretion of the Board.

         (b) Each Option, to the extent vested, may be exercised in whole or in part at any time prior to its expiration or termination, by written notice of such exercise to the Secretary of the Company, which notice shall specify the number of shares of Stock as to which such Option is being exercised. Notwithstanding the foregoing, no Option may be exercised prior to the date the Plan is approved by the shareholders of the Company.


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     8. PAYMENT FOR STOCK. (a) The aggregate purchase price of Stock issued upon the exercise of any Option shall be paid in full on the date of exercise.
Payment shall be made either in cash or in such other consideration as the Board deems appropriate, including, but not limited to, Stock already owned by the Optionee or Stock to be acquired by the Optionee upon exercise of Options having a total fair market value, as determined by the Board, equal to the aggregate purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the aggregate purchase price.

         (b) Upon the exercise of an Option, the Company shall have the right to require the Optionee to pay the amount of any taxes which the Company may be required to withhold with respect to such transaction, provided that the Board may permit an Optionee to elect, pursuant to such rules as the Board may establish, to have the Company reduce the number of shares that otherwise would be issued upon such exercise by the fair market value, as determined by the Board, of the number of shares necessary to accomplish such withholding; and provided further that the Board may impose such restrictions and conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements.

     9. TERMINATION OF EMPLOYMENT. (a) In the event the Board does not nominate an Optionee for re-election as a director, such Optionee will be entitled to exercise such Optionee's Options for a period of 90 days following the date the Optionee shall cease to serve as a director.

         (b) In the event (i) an Optionee voluntarily terminates his service as a director of the Company or (ii) an Optionee shall die or become disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986) while the Optionee is serving as a director of the Company, such Optionee will be entitled to exercise such Optionee's Options until such Options otherwise expire in accordance with the terms of the Option Agreement.

         (c) In the event that an Optionee's service as a director with the Company is terminated by the Company for cause under Delaware law, such Optionee's right to exercise his Options shall thereupon terminate and all of such Optionee's Options, whether or not vested, shall be rendered null and void and shall become unexercisable.

     10. NONTRANSFERABILITY. No Option shall be transferable other than by will or the laws of descent and distribution; provided, however, that the Board, in its sole discretion, may provide in the Option Agreement that the Optionee may transfer, without consideration, all or a portion of his Option to his children, grandchildren or spouse, to trusts for his or their benefit and to partnerships in which he or they are the only parties. No permitted transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and such evidence as the Board may deem reasonably necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Plan.

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     11. STOCK ADJUSTMENTS. (a) If the outstanding shares of Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Options. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of an Option not exercised but with a corresponding adjustment in the price for each share.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, each Option theretofore granted to any Optionee which shall not have theretofore expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. Notwithstanding the foregoing and provided that the rights of any Optionee shall not be adversely affected, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for (i) the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices or (ii) for the payment in cash, in lieu of and in complete satisfaction of such Options, in an amount equal to the aggregate Fair Market Value of the shares subject to such Options less the Exercise Price of the shares subject to such Options.

         (c) In adjusting Options to reflect the changes described in this
Section 11, or in determining that no such adjustment is necessary, the Board may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Board shall be conclusive. No fractional shares of Stock shall be issued under the Plan on account of any such adjustment.

     12. NO RIGHTS AS A SHAREHOLDER. An Optionee or a permitted transferee of a Option shall have no rights as a shareholder with respect to any Stock covered by his or its Option until such Optionee or a permitted transferee shall have become the holder of record of such Stock.

     13. AMENDMENT AND TERMINATION. (a) The Board may at any time terminate or suspend the Plan (or any part hereof) and the Board may amend or modify the Plan (or any part hereof); provided, however, if an amendment would (i) materially increase the benefits accruing to Optionees, (ii) increase the aggregate number of shares of Stock which may be issued under the Plan or to any individual or
(iii) modify the requirements of eligibility for participation in the Plan, the amendment shall be approved by the Company's shareholders.

         (b) Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted or awarded.

     14. INVESTMENT PURPOSE. At the time of exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason, require the Optionee to represent in writing to the Company that it is such Optionee's then intention to acquire the Stock for investment and not with a view to the distribution thereof.

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     15. RIGHT TO TERMINATE SERVICE AS A DIRECTOR. Nothing contained herein or in any Option Agreement shall restrict the right of the Company to terminate the service as a director of any Optionee at any time.

     16. GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

     17. EFFECTIVE DATE. The Plan shall be effective upon approval of the shareholders of the Company. In the event that the Plan is not approved by the shareholders of the Company prior to the first anniversary of the approval of the Plan by the Board, the Plan and the Options granted hereunder shall be void and of no force or effect.

     18. TERM OF THE PLAN. Unless previously terminated by the Board, the Plan shall terminate on March 16, 2008, and no Options shall be granted thereafter. Such termination shall not affect any Option previously granted.




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